                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Penske Motorsports, Inc. ("the Company") on Form S-4 of our report dated January 20, 1997 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1996 and to the reference to us under the headings "PMI Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
October 6, 1997

Detroit, Michigan

                                                                   EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to this Registration Statement of Penske Motorsports, Inc. ("the Company") on Form S-4 of our report on North Carolina Motor Speedway, Inc. dated September 23, 1997 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "NCMS Selected Financial Data" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
October 6, 1997

Detroit, Michigan